Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

April 2010 Performance Update

The Frontier Fund Supplement Dated April 30, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	April 30, 2010	April 30, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	3.48%	2.84%	$121.91
Balanced Series-1a	3.42%	2.60%	$108.24
Campbell/Graham/Tiverton Series-1	1.08%	-2.20%	$102.34
Currency Series-1	0.10%	2.02%	$79.58
Long/Short Commodity Series-1	3.81%	1.43%	$115.40
Winton/Graham Series-1	2.03%	1.48%	$111.69
Winton Series-1	1.75%	6.75%	$125.51
Long Only Commodity Series-1	1.22%	-2.88%	$81.18
Managed Futures Index Series-1	-2.53%	-3.39%	$108.72

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$12,429,536.70
Unrealized trading gain/(loss)			1,193,592.97
Less: commissions			(383,691.15)
Less: FCM fees			(97,119.25)
Foreign currency gain/(loss)			11,615.74
Interest income			13,793.76

Total Income			13,167,728.77

EXPENSES

Management fees			129,117.40
Incentive fees			2,658,385.75
Broker service fees			705,492.40

Total Expenses			3,492,995.55

Net Income (Loss)			$9,674,733.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,358,181.21347	$277,807,328.84	117.81
Current month additions	481.87463	59,039.83
Current month redemptions	(16,971.50947)	(2,067,042.04)
Net Income (loss) for current month		9,674,733.22

Net Asset Value, end of current month	2,341,691.57863	$285,474,059.85	121.91

	Monthly rate of return		3.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$303,409.20
Unrealized trading gain/(loss)			33,500.85
Less: commissions			(9,363.03)
Less: FCM fees			(2,364.14)
Foreign currency gain/(loss)			294.72
Interest income			6,443.81

Total Income			331,921.41

EXPENSES

Trading Fee			10,205.69
Management fees			3,176.38
Incentive fees			65,571.43
Broker service fees			17,178.29

Total Expenses			96,131.79

Net Income (Loss)			$235,789.62

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	65,430.33268	$6,847,698.48	104.66
Current month additions	44.04257	4,788.15
Current month redemptions	(2,839.01649)	(308,684.05)
Net Income (loss) for current month		235,789.62

Net Asset Value, end of current month	62,635.35876	$6,779,592.20	108.24

	Monthly rate of return		3.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,514,113.74
Unrealized trading gain/(loss)			(403,981.74)
Less: commissions			(37,448.73)
Less: FCM fees			(26,862.45)
Foreign currency gain/(loss)			(3,003.76)
Interest income			228.76

Total Income			1,043,045.82

EXPENSES

Management fees			172,652.89
Incentive fees			(4.62)
Broker service fees			162,733.92

Total Expenses			335,382.19

Net Income (Loss)			$707,663.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	647,562.14365	$65,562,540.50	101.25
Current month additions	89.69709	9,328.12
Current month redemptions	(12,140.35294)	(1,240,744.20)
Net Income (loss) for current month		707,663.63

Net Asset Value, end of current month	635,511.48780	$65,038,788.05	102.34

	Monthly rate of return		1.08%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$35,393.10
Unrealized trading gain/(loss)			(3,779.30)
Less: FCM fees			(3,113.51)
Interest income			2,837.23

Total Income			31,337.52

EXPENSES

Management fees			4,836.76
Incentive fees			—
Broker service fees			18,972.42

Total Expenses			23,809.18

Net Income (Loss)			$7,528.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	98,017.76863	$7,792,671.67	79.50
Current month additions	74.33991	5,882.07
Current month redemptions	(2,784.51745)	(221,529.72)
Net Income (loss) for current month		7,528.34

Net Asset Value, end of current month	95,307.59109	$7,584,552.36	79.58

	Monthly rate of return		0.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,171,300.99
Unrealized trading gain/(loss)			10,130.93
Less: commissions			(110,019.33)
Less: FCM fees			(16,261.01)
Foreign currency gain/(loss)			(568.97)
Interest income			37,223.24

Total Income			2,091,805.85

EXPENSES

Management fees			156,744.75
Incentive fees			352,658.72
Broker service fees			98,605.14

Total Expenses			608,008.61

Net Income (Loss)			$1,483,797.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	350,042.39064	$38,910,666.35	111.16
Current month additions	85.01975	9,865.68
Current month redemptions	(4,830.96561)	(557,587.36)
Net Income (loss) for current month		1,483,797.24

Net Asset Value, end of current month	345,296.44478	$39,846,741.91	115.40

	Monthly rate of return		3.81%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,618,716.25
Unrealized trading gain/(loss)			(383,778.60)
Less: commissions			(30,478.32)
Less: FCM fees			(19,263.44)
Foreign currency gain/(loss)			(884.03)
Interest income			5,529.47

Total Income			1,189,841.33

EXPENSES

Management fees			128,021.12
Incentive fees			(15.12)
Broker service fees			116,428.72

Total Expenses			244,434.72

Net Income (Loss)			$945,406.61

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	423,250.33536	$46,333,535.57	109.47
Current month additions	103.84511	11,897.51
Current month redemptions	(5,942.89989)	(669,346.16)
Net Income (loss) for current month		945,406.61

Net Asset Value, end of current month	417,411.28058	$46,621,493.53	111.69

	Monthly rate of return		2.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$560,741.70
Unrealized trading gain/(loss)			540,006.32
Less: commissions			(5,766.48)
Less: FCM fees			(20,173.55)
Foreign currency gain/(loss)			2,341.62
Interest income			10,878.06

Total Income			1,088,027.67

EXPENSES

Management fees			107,848.99
Incentive fees			—
Broker service fees			122,504.91

Total Expenses			230,353.90

Net Income (Loss)			$857,673.77

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	396,764.89871	$48,940,861.99	123.35
Current month additions	176.78349	22,417.62
Current month redemptions	(2,816.18120)	(354,240.17)
Net Income (loss) for current month		857,673.77

Net Asset Value, end of current month	394,125.50100	$49,466,713.21	125.51

	Monthly rate of return		1.75%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$44,503.31
Unrealized trading gain/(loss)			1,602.27
Less: commissions			—
Less: FCM fees			(1,369.74)
Foreign currency gain/(loss)			—
Interest income			5,158.80

Total Income			49,894.64

EXPENSES

Management fees			3,580.92
Incentive fees			—
Broker service fees			5,568.73

Total Expenses			9,149.65

Net Income (Loss)			$40,744.99

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	41,640.78330	$3,339,646.06	80.20
Current month additions	0.96227	79.35
Current month redemptions	(126.76550)	(10,259.41)
Net Income (loss) for current month		40,744.99

Net Asset Value, end of current month	41,514.98007	$3,370,210.99	81.18

	Monthly rate of return		1.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(52,514.46)
Unrealized trading gain/(loss)			15,155.09
Less: commissions			(646.30)
Less: FCM fees			(695.93)
Foreign currency gain/(loss)			(235.76)
Interest income			995.73

Total Income			(37,941.63)

EXPENSES

Management fees			3,073.47
Incentive fees			—
Broker service fees			2,803.29

Total Expenses			5,876.76

Net Income (Loss)			$(43,818.39)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,552.25666	$1,734,679.55	111.54
Current month additions	—	—
Current month redemptions	(153.38423)	(16,675.35)
Net Income (loss) for current month		(43,818.39)

Net Asset Value, end of current month	15,398.87243	$1,674,185.81	108.72

	Monthly rate of return		-2.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1